UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2014

PURAMED BIOSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Minnesota	00-52771	20-5510104
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1326 Schofield Avenue
Schofield, Wisconsin 54476
(Address of principal executive offices)
(Zip Code)

(715) 359-6373
Registrant’s telephone number, including area code:

☐   Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 3.02                      Unregistered Sale of Equity Securities.

The Board of Directors of PuraMed Bioscience, Inc. (the “Company”) by unanimous written consent in lieu of a special meeting approved, in connection with the designation of Series A Preferred Stock and Series B Preferred Stock on the terms and conditions approved by the Board of Directors, the issuance of (the “Issuance”) (i) 51 shares of Series A Preferred Stock (as defined below) and 4,000,000 shares of Series B Preferred Stock to Russell Mitchell, the Company’s Chief Executive Officer, in consideration of the cancellation of 400,000,000 shares of the Company’s common stock (the “Common Stock”); and (ii) 250,000 shares of Series B Preferred Stock to each of two investors, in consideration of the cancellation of 25,000,000 shares each of the Company’s Common Stock. The certificates of designation for the Series A Preferred Stock and the Series B Preferred Stock were filed with the Secretary of State of the State of Minnesota on July 7, 2014 and the Issuance was effected, and the shares thereunder issued in accordance with the terms thereof, on July 11, 2014. As of this date the number of issued and outstanding shares of the Company is 1,150,873,676.

These securities were not registered under the Securities Act. These securities qualified for exemption under Section 4(2) of the Securities Act since the issuance of securities by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of securities offered. We did not undertake an offering in which we sold a high number of securities to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) of the Securities Act since the Conventions Shareholders agreed to and received share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act.

Item 3.03 Material Modification to Rights of Security Holders.

On July 7, 2014, the Company amended its certificate of incorporation by filing certificates of designation with Secretary of State of Minnesota, which designate two series of preferred stock, Series A Preferred Stock (“Series A Preferred Stock”) and Series B Preferred Stock (“Series B Preferred Stock”), pursuant to which the Company set forth the respective designation, powers, rights, privileges, preferences and restrictions of the Series A Preferred Stock and the Series B Preferred Stock.  Among other things, Each one (1) share of the Series A Preferred shall have voting rights equal to(x) 0.019607 multiplied by the total issued and outstanding shares of Common Stock eligible to vote at the time of the respective vote (the “Numerator”), divided by (y) 0.49, minus (z) the Numerator. For purposes of illustration only, if the total issued and outstanding shares of Common Stock eligible to vote at the time of the respective vote is 5,000,000, the voting rights of one share of the Series A Preferred shall be equal to 102,036 (0.019607 x 5,000,000) / 0.49) – (0.019607 x 5,000,000) = 102,036).

The foregoing description of the Series A Preferred Stock does not purport to be complete and is subject to, and qualified in its entirety by, the Certificate of Designation for the Series A Preferred Stock, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 7, 2014, the Company amended its certificate of incorporation by filing certificates of designation with Secretary of State of Minnesota that designate two series of preferred stock, Series A Preferred Stock and Series B Preferred Stock.

Fifty-one (51) shares of Series A Preferred Stock, par value $0.001 per share, were authorized.  Please see Item 3.03 above for a description of the voting rights for the Series A Preferred Stock.

Five million (5,000,000) shares of Series B Preferred Stock, par value $0.001 per share, were authorized.  Each holder of Series B Preferred Stock may, from time to time and at any time, beginning on the date that is six months from the date of issuance of such Series B Preferred Stock, convert any or all of such holder’s shares of Series B Preferred Stock into fully paid and non-assessable shares of Common Stock in an amount equal to one hundred (100) shares of Common Stock for each one (1) share of Series B Preferred surrendered.

The foregoing descriptions of the Series A Preferred Stock and the Series B Preferred Stock do not purport to be complete and are subject to, and qualified in their entirety by, the Certificates of Designation, copies of which are attached hereto as Exhibits 3.1 and 3.2, respectively, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Designation of Preferences, Rights and Limitations of the Puramed Bioscience, Inc. Series A Preferred Stock, as filed with the Minnesota Secretary of State on July 7, 2014.*
3.2	Certificate of Designation of Preferences, Rights and Limitations of the Puramed Bioscience, Inc. Series B Preferred Stock, as filed with the Minnesota Secretary of State on July 7, 2014.*

* filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PURAMED BIOSCIENCE, INC.

Date: July 11, 2014	By:	/s/ Russell Mitchell
Name: Russell Mitchell
Title: Chief Executive Officer